Exhibit 99.1

News Release

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

Acuity Brands Reports Fiscal 2010 First Quarter Results

ATLANTA, January 6, 2010 – Acuity Brands, Inc. (NYSE: AYI) today announced fiscal 2010 first quarter net sales of $391.7 million, a 13 percent decline compared with the $452.0 million reported in the year-ago period. Comparable shipment volumes declined approximately 13 percent versus the year-ago period. Recent acquisitions contributed more than $15 million to fiscal 2010 first quarter net sales, which essentially offset the negative impact from year-over-year unfavorable price/mix changes. Fiscal 2010 first quarter net income was $23.3 million compared with $19.4 million for the same period a year ago. Diluted earnings per share (EPS) for the first quarter of fiscal 2010 were $0.53 compared with $0.47 for the prior year period. Prior year’s first quarter results included a $13.8 million after-tax special charge for streamlining activities, or $0.34 per diluted share.

Mr. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “Our results for the first quarter of fiscal 2010 reflect solid performance by our associates in an extremely challenging market. Although net sales continue to be impacted by the decline in construction spending due to lower economic activity and tight lending standards for real estate, we were able to partially mitigate the negative impact by realizing benefits from streamlining actions, productivity improvements, and market gains in certain channels. These benefits combined with lower material and component costs helped to partially offset the full impact of the decline in shipment volume and unfavorable price/mix changes. The recently acquired controls businesses, Sensor Switch and Lighting Control & Design (“LC&D”), also contributed nicely to first quarter results. Additionally, we are particularly pleased with our strong operating profit margin and cash generation in the first quarter.”

Operating profit for the first quarter of fiscal 2010 was $42.7 million, or 10.9 percent of net sales, compared with $33.7 million, or 7.5 percent of net sales, for the year-ago period. Excluding the prior year special charge, adjusted operating profit for the first quarter of fiscal 2009 was $55.8 million, or 12.3 percent of net sales. During the first quarter of fiscal 2010, the Company realized total savings of over $11 million from streamlining actions initiated in fiscal 2009; approximately $2 million of savings were realized in the year-ago period.

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Other expense was $0.5 million in the first quarter of fiscal 2010 compared with $4.2 million of other income in the year-ago period. Other expense/income, net consists primarily of gains or losses resulting from fluctuations in foreign currency rates on certain items. The unusually large gain in the prior year was due to the significant appreciation in the value of the U.S. Dollar during the first quarter of fiscal 2009.

Interest expense, net was $6.7 million during the first quarter of fiscal 2010 compared with $8.0 million in the year-ago period. The decrease in interest expense, net was due primarily to lower average outstanding debt balances partially offset by a decline in interest income, resulting from lower invested cash balances and lower interest rates.

Outlook

Mr. Nagel commented, “For the remainder of our fiscal year 2010, we continue to foresee a difficult and challenging economic environment, particularly for non-residential construction activity, a primary market for us. Key indicators continue to signal declines for North American non-residential construction spending. We still expect that the overall markets we serve will experience a percentage decline in the mid-teens during our fiscal year 2010. Also, we anticipate that our second quarter will be particularly challenging due primarily to normal seasonal factors, including inconsistent customer demand and the potential for year-end inventory rebalancing by certain customers. Our backlog at the end of the first quarter was down 14 percent on a year-over-year comparable basis. Despite these challenges, we continue to see opportunities.

“In addition to our fiscal 2009 acquisitions of Sensor Switch and LC&D, which significantly increased our presence in the growing lighting controls market, we believe the execution of our strategies to accelerate investments in innovative and energy-efficient products, enhance services to our customers, and expand market presence in key geographies and sectors such as home centers and the renovation and relight market will provide growth opportunities which should enable us to outperform the overall markets we serve.

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“We expect our profitability in fiscal 2010 to reflect additional benefits from recent acquisitions and the realization of approximately $22 million of annualized savings from streamlining actions initiated in fiscal 2009 in addition to the $28 million realized in the prior year. We see the potential for material and component costs increasing in the second half of fiscal 2010 which we would attempt to recover through higher selling prices. Notwithstanding efforts to recoup potentially higher costs, pricing will continue to be competitive. We expect to largely offset this potential negative impact through productivity improvements and benefits from new product introductions. We intend to invest approximately $30 million in capital expenditures during fiscal 2010, and we estimate our annual tax rate to be approximately 35 percent for the year.

“Although fiscal 2010 results will continue to be negatively impacted by current economic conditions, we remain very positive about the long-term potential of our company and our ability to outperform the market. We continue to position the Company to optimize short-term performance while investing in and deploying resources to further our long-term profitable growth opportunities.”

Mr. Nagel concluded, “Looking beyond the current environment, we believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are well positioned to fully participate in this exciting industry.”

Accounting Standards Adopted in Fiscal 2010

Included in the accounting standards that the Company adopted in the first quarter of fiscal 2010 was the two-class method as required under ASC 260. The two-class method is an earnings allocation method for computing EPS when a company’s capital structure includes two or more classes of common stock or common stock and participating securities; EPS is determined based on dividends declared on common stock and participating securities and participation rights of participating securities in any undistributed earnings. EPS is reduced as a result of including the participating securities in the calculation of EPS. The adoption of the two-class method reduced diluted EPS for the first quarter of both fiscal years by $0.01; prior year’s diluted EPS was restated to reflect the two-class method.

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Non-GAAP Financial Measures

Acuity Brands’ management included in the above news release the term “adjusted operating profit” which is a non-GAAP financial measure provided to enhance the user’s overall understanding of the Company’s current financial performance and prospects for the future. Specifically, management believes that adjusted operating profit provides useful information to investors by excluding or adjusting items related to streamlining and manufacturing consolidation activities which affected the Company’s reported operating results for the first quarter of fiscal 2009 and 2010. Management believes these special items impacted the comparability of the Company’s core operating results and that these items are not reflective of fixed costs that the Company will incur over the long term. The non-GAAP financial measure should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measure for adjusted operating profit is “operating profit” which includes the impact of special items. The non-GAAP financial measure included in this news release has been reconciled to the nearest GAAP measure.

Conference Call

As previously announced, the Company will host a conference call to discuss first quarter results today, January 6, 2010, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company’s Web site: www.acuitybrands.com.

About Acuity Brands

Acuity Brands, Inc., the parent company of Acuity Brands Lighting, Inc. and other subsidiaries, is one of the world’s leading providers of lighting fixtures and related products and services with fiscal year 2009 net sales of over $1.6 billion. The Company’s brands include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, RELOC®, MetalOptics®, Antique Street Lamps™, Tersen™, Synergy® Lighting Controls, Sensor Switch® , Lighting Control & Design™, and ROAM®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America and in Europe and Asia.

Forward Looking Information

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “foresees,”

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“anticipates,” “may,” “should”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: (a) fiscal 2010 decline in non-residential construction activity and the overall markets served by the Company; (b) expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company’s position to fully participate; (c) growth opportunities created by accelerating investments in innovative and energy-efficient product, enhancing services, and furthering the Company’s market presence in key geographies and sectors; (d) ability for the Company to outperform the markets it serves; (e) benefits from acquisitions, productivity improvements, new product introductions, and streamlining actions; (f) intentions to invest approximately $30 million in capital expenditures in fiscal 2010; and (g) fiscal 2010 annual tax rate of 35 percent. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 6, 2010 and risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2009. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per-share data)

	November 30, 2009	August 31, 2009
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$48.3	$18.7
Accounts receivable, less reserve for doubtful accounts of $1.8 at November 30, 2009 and $1.9 at August 31, 2009	220.1	227.4
Inventories	145.3	140.8
Deferred income taxes	16.7	16.7
Prepayments and other current assets	19.6	19.3

Total Current Assets	450.0	422.9

Property, Plant, and Equipment, at cost:
Land	8.1	7.3
Buildings and leasehold improvements	120.8	111.8
Machinery and equipment	336.8	334.7

Total Property, Plant, and Equipment	465.7	453.8
Less - Accumulated depreciation and amortization	317.2	308.0

Property, Plant, and Equipment, net	148.5	145.8

Other Assets:
Goodwill	510.9	510.6
Intangible assets	184.7	184.8
Deferred income taxes	2.6	2.6
Other long-term assets	20.4	23.9

Total Other Assets	718.6	721.9

Total Assets	$1,317.1	$1,290.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$164.0	$162.3
Current maturities of long-term debt	209.7	209.5
Accrued compensation	32.7	35.3
Accrued pension liabilities, current	1.2	1.2
Other accrued liabilities	72.9	67.8

Total Current Liabilities	480.5	476.1

Long-Term Debt	19.6	22.0

Accrued Pension Liabilities, less current portion	52.3	51.1

Deferred Income Taxes	12.9	13.0

Self-Insurance Reserves, less current portion	9.2	8.8

Other Long-Term Liabilities	48.4	47.4

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 50,046,934 issued and 42,628,761 outstanding at November 30, 2009; and 49,851,316 issued and 42,433,143 outstanding at August 31, 2009	0.5	0.5
Paid-in capital	647.9	647.2
Retained earnings	421.8	404.2
Accumulated other comprehensive loss items	(53.7)	(57.4)
Treasury stock, at cost, 7,418,173 shares at November 30, 2009 and August 31, 2009	(322.3)	(322.3)

Total Stockholders’ Equity	694.2	672.2

Total Liabilities and Stockholders’ Equity	$1,317.1	$1,290.6

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ACUITY BRANDS, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per-share data)

	Three Months Ended November 30,
	2009	2008
Net Sales	$391.7	$452.0
Cost of Products Sold	230.4	277.3

Gross Profit	161.3	174.7

Selling, Distribution, and Administrative Expenses	118.5	118.9
Special Charge	0.1	22.1

Operating Profit	42.7	33.7

Other Expense (Income):
Interest expense, net	6.7	8.0
Miscellaneous expense (income), net	0.5	(4.2)

Total Other Expense	7.2	3.8

Income before Provision for Income Taxes	35.5	29.9
Provision for Income Taxes	12.2	10.5

Net Income	$23.3	$19.4

Earnings Per Share:
Basic Earnings per Share	$0.54	$0.48

Basic Weighted Average Number of Shares Outstanding	42.3	39.9

Diluted Earnings per Share	$0.53	$0.47

Diluted Weighted Average Number of Shares Outstanding	43.1	40.6

Dividends Declared per Share	$0.13	$0.13

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ACUITY BRANDS, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions)

	Three Months Ended November 30,
	2009	2008
Cash Provided by (Used for) Operating Activities:
Net income	$23.3	$19.4

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	9.4	8.8
Excess tax benefits from share-based payments	(0.1)	(0.2)
Loss on the sale or disposal of property, plant, and equipment	0.1	—
Impairments	—	1.6
Deferred income taxes	(0.1)	(6.4)
Other non-cash items	(0.2)	1.2
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	8.6	18.0
Inventories	(4.2)	(18.8)
Prepayments and other current assets	(5.1)	(4.1)
Accounts payable	1.1	(23.4)
Other current liabilities	2.4	(11.0)
Other	5.8	6.7

Net Cash Provided by (Used for) Operating Activities	41.0	(8.2)

Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(4.3)	(4.5)
Proceeds from sale of property, plant, and equipment	—	0.1
Acquisitions	—	(8.0)

Net Cash Used for Investing Activities	(4.3)	(12.4)

Cash Provided by (Used for) Financing Activities:
Repayments of long-term debt	(2.4)	—
Employee stock purchase plan issuances	0.2	0.2
Stock options exercised	0.6	2.2
Excess tax benefits from share-based payments	0.1	0.2
Dividends paid	(5.6)	(5.3)

Net Cash Used for Financing Activities	(7.1)	(2.7)

Effect of Exchange Rate Changes on Cash	—	(9.1)

Net Change in Cash and Cash Equivalents	29.6	(32.4)
Cash and Cash Equivalents at Beginning of Period	18.7	297.1

Cash and Cash Equivalents at End of Period	$48.3	$264.7

Supplemental Cash Flow Information:
Income taxes paid during the period	$4.0	$1.0
Interest paid during the period	$11.0	$10.5

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ACUITY BRANDS, INC.

Reconciliation of Non-U.S. GAAP Measures

The table below reconciles certain U.S. Generally Accepted Accounting Principles (“GAAP”) financial measures to the corresponding non-GAAP measures, which exclude special charges associated with actions to accelerate the streamlining of the organization, including the consolidation certain manufacturing facilities. These non-GAAP financial measures, including adjusted operating profit, adjusted operating profit margin, and adjusted diluted earnings per share, are provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, management believes these non-GAAP financial measures provide useful information to investors by excluding the special charges, which management believes are unusual in nature and not indicative of the Company’s long-term core operating results. The Company believes these non-U.S. GAAP measures provide greater comparability and enhanced visibility into results excluding the impact of the charges. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

	THREE MONTHS ENDED November 30
	2009		2008
		% of Sales		% of Sales
Net Sales	$391.7		$452.0
Operating Profit (GAAP)	$42.7	10.9%	$33.7	7.5%
Add-back: Special Charge	0.1	0.0%	22.1	4.9%

Adjusted Operating Profit (Non-GAAP)	$42.8	10.9%	$55.8	12.3%

Diluted Earnings Per Share (GAAP)	$0.53		$0.47
Add-back: Special Charge	—		0.34

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.53		$0.81